UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2008

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2008, Woodward Governor Company (the "Company") sold $50,000,000 aggregate principal amount of additional senior notes to certain purchasers (the "Purchasers") in a private placement pursuant to the previously announced Note Purchase Agreement, dated as of October 1, 2008 (the "Note Purchase Agreement"), by and among the Company and the Purchasers. The senior notes are comprised of $20,000,000 aggregate principal amount of Series B Senior Notes due October 1, 2013, $10,000,000 aggregate principal amount of Series C Senior Notes due October 1, 2015 and $20,000,000 aggregate principal amount of Series D Senior Notes due October 1, 2018, which generally bear interest at a rate of 5.63%, 5.92% and 6.39% per annum, respectively. A description of the terms and conditions of the senior notes and a copy of the Note Purchase Agreement, including the forms of senior notes, were previously filed with the Securities and Exchange Commission on October 7, 2008 in the Company’s Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 30, 2008, the Company issued a press release announcing the completion of its planned private placement of an additional $50 million in senior notes with five-, seven-, and ten-year maturities. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press Release, dated October 31, 2008, of Woodward Governor Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

October 31, 2008	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel, and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 31, 2008, of Woodward Governor Company